UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 2, 2025

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2025, the Compensation Committee of the Board of Directors of MicroVision, Inc. (the “Company”) approved the 2025 Executive Bonus Plan (the “Bonus Plan”), designed to motivate and reward eligible employees based upon the Company’s performance and for their individual contributions to the success of the Company, as well as to encourage retention. The Compensation Committee will administer the Bonus Plan and it will be used to determine bonuses for performance in 2025. Payouts under the Bonus Plan will be determined by our Compensation Committee, or by the Board of Directors for the CEO, and will be based on the Company’s financial performance and individual performance.

Any bonuses payable pursuant to the Bonus Plan will be paid in cash or in the form of an equity award, or a combination thereof. Equity awards granted under the Bonus Plan are subject to the terms of the Company’s 2022 Equity Incentive Plan, as amended, (and any successor plan), the applicable form of award agreement thereto, and applicable laws.

On June 2, 2025, the Compensation Committee approved, subject to certain conditions, the following related to the Company’s compensation program for the non-CEO executive officers: (i) Chief Financial Officer Anubhav Verma is eligible for a short-term incentive bonus opportunity of 65% (increased from 40%) of base salary tied to achievement of specified financial objectives and individual business objectives pursuant to the terms of the Bonus Plan and was granted a long-term incentive equity award of 450,000 restricted stock units scheduled to vest at a rate of 33% annually over the ensuing three years, and (ii) General Counsel Drew Markham is eligible for a short-term incentive bonus opportunity of 55% (increased from 40%) of base salary tied to achievement of specified financial objectives and individual business objectives pursuant to the terms of the Bonus Plan and was granted a long-term incentive equity award of 360,000 restricted stock units scheduled to vest at a rate of 33% annually over the ensuing three years. On June 6, 2025, the Board of Directors granted to Chief Executive Officer Sumit Sharma a long-term incentive equity award of 1,125,000 restricted stock units scheduled to vest at a rate of 33% annually over the ensuing three years, and approved his eligibility to participate in the Bonus Plan.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary

Dated: June 6, 2025